Exhibit 21.1

List of Subsidiaries of Hawker Beechcraft Acquisition Company, LLC

Subsidiaries of the Registrant are as follows:

Hawker Beechcraft Acquisition Company, LLC, a Delaware limited liability company

Arkansas Aerospace, Inc., an Arkansas corporation

Beech Aircraft Corporation, a Kansas corporation

Beechcraft Aviation Company, a Kansas corporation

Hawker Beech de Mexico, S. de R.L. de C.V., a Mexico corporation

Hawker Beech International Services de Mexico, S. de R.L. de C.V., a Mexico corporation

Hawker Beech Services de Mexico, S. de. R.L. de C.V., a Mexico joint venture

Hawker Beechcraft Australia Pty Ltd., an Australian limited company

Hawker Beechcraft Austria GmbH, an Austrian company

Hawker Beechcraft (Bermuda) Ltd., a Bermuda limited company

Hawker Beechcraft Corporation, a Kansas corporation

Hawker Beechcraft Do Brasil Assessoria E Intermediacao De Negocios Ltda., a Brazilian limited company

Hawker Beechcraft Finance Corporation, a Delaware corporation

Hawker Beechcraft Germany GmbH, a Germany corporation

Hawker Beechcraft Global Customer Support Corporation, a Kansas corporation

Hawker Beechcraft Holding, Inc., a Kansas corporation

Hawker Beechcraft India Private Limited, an Indian limited company

Hawker Beechcraft International Delivery Corporation, a Kansas corporation

Hawker Beechcraft International Holding LLC, a Delaware limited liability company

Hawker Beechcraft International Service Company, a Kansas corporation

Hawker Beechcraft International Service Company Spain, S.L., a Spanish limited liability company

Hawker Beechcraft Limited, a limited company of England and Wales

Hawker Beechcraft Notes Company, a Delaware corporation

Hawker Beechcraft Quality Support Company, a Kansas corporation

Hawker Beechcraft Regional Offices, Inc., a Kansas corporation

Hawker Beechcraft Singapore Pte. Limited, a Singapore limited company

HBC, LLC, a Kansas limited liability company

Rapid Aircraft Parts Inventory and Distribution Co., LLC, a Kansas limited liability company

Travel Air Insurance Company, Ltd., a Kansas corporation

Travel Air Insurance Company (Kansas), a Kansas corporation